EXHIBIT 24.1
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that the undersigned does hereby constitute and appoint each of Karen Sanford and Travis Mayer, signing singly, the undersigned’s true and lawful attorney-in-fact and agent to (1) execute for and on behalf of the undersigned, a director of Intrawest Resorts Holdings, Inc., a Delaware corporation (the “Company”), any Annual Report on Form 10-K; and (2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Annual Report on Form 10-K, to file such Annual Report on Form 10-K, with all exhibits thereto, and other documents in connection therewith, and to complete, execute and file any amendments to any of them, with the United States Securities and Exchange Commission, and any stock exchange or similar authority, as required. The undersigned does hereby grant to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, and does hereby ratify and confirm all that said attorney-in-fact and agent, or any of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.
IN WITNESS WHEREOF, I, the undersigned, have hereunto signed my name and caused this Power of Attorney to be duly executed as of the date indicated below.

Signature	Title	Date

/s/ Richard Armstrong	Director	August 5, 2016
Richard Armstrong

/s/ William J. Clifford	Director	August 18, 2016
William J. Clifford

/s/ Wesley R. Edens	Director	August 2, 2016
Wesley R. Edens

/s/ Richard E. Georgi	Director	August 1, 2016
Richard E. Georgi

/s/ John W. Harris III	Director	August 2, 2016
John W. Harris III

/s/ Timothy Jay	Director	August 2, 2016
Timothy Jay

/s/ Thomas F. Marano	Director and Chief Executive Officer	August 9, 2016
Thomas F. Marano